                                                                    Exhibit 23.1

We consent to the use of our report dated November 10, 1999, (except as to Note 9 as to which the date is December 8, 1999) with respect to the consolidated financial statements of Spartan Communications, Inc. included in the Form 8-K of Media General, Inc.

                                                     /s/ Ernst & Young LLP

Atlanta, Georgia
June 6, 2000

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